  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

EQ/Government Securities Portfolio 09/26/07 RBS Greenwich Capital "$100,000,000" "$1,600,000,000" $100.00 1.00% Royal Bank of Scotland Group PLC Merrill Lynch

EQ/JPMorgan Core Bond Portfolio 08/02/07 Morgan Stanley and Company "$3,818,548" "$1,994,020,000" $99.70 0.50% General Electric Capital Corp. J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 08/08/07 Goldman Sachs and Company "$48,449,701" "$747,757,500" $99.70 0.35% Kraft Foods Inc. J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 08/08/07 BancAmerica Securities "$11,995,923" "$496,520,000" $99.30 0.88% Encana Corp. J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 08/17/07 Goldman Sachs and Company "$12,855,223" "$2,248,290,000" $99.92 0.88% "Wal-mart Stores, Inc." J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 08/20/07 Goldman Sachs and Company "$22,497,656" "$1,995,800,000" $99.79 0.88% Comcast Corp. J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 08/23/07 "Lehman Brothers, Inc." "$17,335,853" "$991,470,000" $99.15 0.55% MidAmerican Energy Holdings Co. J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 09/20/07 "Barclays Capital, Inc." "$16,195,000" "$1,250,000,000" $100.00 2.00% Barclays Bank PLC J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 09/25/07 Morgan Stanley and Company "$19,660,000" "$350,000,000" $99.78 0.880% Kohl's Corp. J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 9/26/2007 Goldman Sachs and Company "$28,980,000" "$2,500,000,000" $99.45 0.880% "Goldman Sachs Group, Inc." J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 9/28/2007 Greenwich Capital Markets "$17,565,000" "$600,000,000" $99.88 0.880% PacificCorp J.P. Morgan Securities Inc.

EQ/JPMorgan Value Opportunities Portfolio 08/13/07 Citigroup Global Markets "$12,311,950" "$957,000,000" $29.00 $1.60 "Vmware Inc., Class A" J.P. Morgan Securities Inc.

EQ/Long Term Bond Portfolio 08/28/07 BancAmerica Securities "$200,000,000" "$2,000,000,000" $99.57 0.88% AT&T Inc. "Merrill Lynch, Pierce, Fenner & Smith Incorporated"

EQ/Long Term Bond Portfolio 09/26/07 RBS Greenwich Capital "$100,000,000" "$1,600,000,000" $100.00 1.00% Royal Bank of Scotland Group PLC Merrill Lynch

EQ/Van Kampen Comstock Portfolio 08/09/07 Goldman Sachs and Company "$63,250,000" "$1,375,000,000" $27.50 $0.69 Schering-Plough Corp. Morgan Stanley

EQ/Van Kampen Emerging Markets Equity Portfolio 07/18/07 Merrill Lynch and Company "$75,982,500" "$607,353,818" $92.10 $1.89 HDFC Bank Ltd.- ADR Morgan Stanley

EQ/Van Kampen Emerging Markets Equity Portfolio 09/24/07 Boci Securities Ltd. "$5,983,725" "$1,534,608,293" $7.70 $0.22 Sino-Ocean Land Holdings Ltd. Morgan Stanley

EQ/Van Kampen Real Estate Portfolio 07/19/07 Merrill Lynch and Company "$37,125,000" "$274,743,900" $22.50 $0.98 Morgans Hotel Group Co. Morgan Stanley

EQ/BlackRock International Value 10/11/2007 Fortis Bank SA/NV "$695,305" "$17,965,422" $23.70 $0.21 Fortis (NL) N.V.  Merrill Lynch

EQ/JPMorgan Core Bond Portfolio 10/15/07 Citigroup Global Markets "$13,905,000" "$850,000,000" $99.76 0.75% McDonald's Corp. J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 10/17/07 Morgan Stanley and Company "$36,675,000" "$1,500,000,000" $99.92 0.25% IBM International Group Capital J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 12/03/07 Goldman Sachs and Company "$45,110,000" "$2,000,000,000" $99.56 0.88% "AT&T, Inc." J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 12/04/07 Goldman Sachs and Company "$2,660,000" "$1,000,000,000" $99.87 0.88% "Transocean, Inc." J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 12/05/07 Deutsche Bank Alex Brown "$9,600,000" "$700,000,000" $99.08 1.00% Metlife Capital Trust IV J.P. Morgan Securities Inc.

EQ/Long Term Bond Portfolio 12/06/07 "Lehman Brothers, Inc." "$16,000,000" "$280,000,000" $25.00 $0.25 Fannie Mae Merrill Lynch

EQ/Long Term Bond Portfolio 12/18/07 Wachovia Securities LLC "$16,400,000" "$80,000,000" $25.00 $0.79 Wachovia Corp. Merrill Lynch

EQ/Van Kampen Emerging Markets Equity Portfolio 11/01/07 Credit Suisse First Bank "$70,356,000" "$1,352,706,850" $9.02 0.70% Innolux Display Corp. Morgan Stanley

EQ/Van Kampen Emerging Markets Equity Portfolio 11/29/07 JPMorgan "$67,011,029" "$2,905,606,433" $20.00 0.40% Bolsa de Mercadorias e Futuros Morgan Stanley

EQ/Van Kampen Mid Cap Growth Portfolio 10/29/07 Goldman Sachs and Company "$7,388,700" "$1,494,487,740" $13.50 $0.34 Alibaba.com Ltd. Morgan Stanley & BNP Paribas